UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 15, 2017

BioSig Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55473	26-4333375
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

8441 Wayzata Blvd., Suite 240 Minneapolis, Minnesota	55426
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (763) 999-7330

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On March 15, 2017, BioSig Technologies, Inc. (the “Company”) entered into a know-how license agreement (the “Agreement”) with Mayo Foundation for Medical Education and Research (“Mayo”).  The Agreement grants a non-exclusive license to the Company to use research and development information, materials, technical data, unpatented inventions, trade secrets, know-how and supportive information related to the licensed products (“Licensed Products”) described in the Agreement, and an exclusive license to the Company to use, develop, make, sell and import the Licensed Products.
In connection with the Agreement, the Company issued to Mayo a three-year cash warrant (the “Warrant”) to purchase 630,000 shares of the Company’s common stock at an exercise price of $1.50.  The Company also agreed to pay earned royalty payments to Mayo in connection with the Company’s sales of the Licensed Products to third parties.
Item 3.02 Unregistered Sales of Equity Securities

In connection with the Agreement described in item 1.01 above, the Company issued the Warrant to Mayo to purchase 630,000 shares of the Company’s common stock. Such issuance of the Warrant was not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and was issued in reliance on the exemption from registration under the Securities Act provided by Section 4(a)(2) under the Securities Act.

The other information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSIG TECHNOLOGIES, INC.

Date: March 21, 2017                                           By:  /s/ Kenneth L. Londoner
Name: Kenneth L. Londoner
Title: Executive Chairman